Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253078

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED JANUARY 25, 2024

Prospectus supplement

(To Prospectus dated February 12, 2021)

$

Comerica Incorporated

% Fixed-to-Floating Rate Senior Notes due 2030

We are offering $     aggregate principal amount of our    % Fixed-to-Floating Rate senior notes due 2030 (the “notes”). The notes will mature on     , 2030 and initially bear interest at    % per annum, payable semi-annually in arrears on January     and July     of each year, beginning on July     , 2024 and ending on January  , 2029. Beginning on      , 2029, the notes will bear interest at a floating rate equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as described in this prospectus supplement) plus    %, payable quarterly in arrears on April , 2029, July , 2029, October , 2029 and at the maturity date.

The notes are redeemable, in whole or in part, at the applicable redemption prices specified under “Description of the Notes—Optional Redemption.”

The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will not be guaranteed by any of our subsidiaries.

The notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 to read about factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to Comerica (before expenses)(1)%	$

(1)	Plus accrued and unpaid interest from , 2024 to the date of delivery.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about     , 2024, against payment in immediately available funds.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	RBC Capital Markets

Co-Managers

Comerica Securities

The date of this prospectus supplement is     , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus we have authorized and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus we have authorized must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus we have authorized outside the United States. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement, the accompanying prospectus and any information we have incorporated herein and therein by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

All references in this prospectus supplement to “Comerica,” the “Company,” “we,” “us,” “our” or similar references mean Comerica Incorporated and its successors, but does not include our consolidated subsidiaries except where the context otherwise so requires.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document which we have incorporated by reference, then you should only consider the statement in the more recent document.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (each a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Comerica or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither Comerica nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in any Member State in circumstances in which an obligation arises for Comerica or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Comerica or any of the underwriters to publish a prospectus pursuant to section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither Comerica nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom in circumstances in which an obligation arises for Comerica or the underwriters to publish a prospectus for such offer.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of

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section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2) (a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

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Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.comerica.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement. Our SEC file number is 001-10706.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of this offering, excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including the portions of our Proxy Statement on Schedule 14A, filed on March 13, 2023, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	our Current Reports on Form 8-K filed on January 25, 2023, February 28, 2023, April 28, 2023, July 25, 2023, August 11, 2023 and November 9, 2023.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the

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prospectus supplement. You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning Comerica at the following address:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

Telephone number: (833) 571-0486

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions expected to exist in the future are forward-looking statements. The words, “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or to economic, market or other environmental conditions, or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this prospectus supplement and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica’s customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica’s ability to maintain adequate sources of funding and liquidity; reductions in Comerica’s credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica’s reputation; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica’s markets; the implementation of Comerica’s strategies and business initiatives; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica’s accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For a discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s filings with the SEC. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica’s Annual Report for the year ended December 31, 2022 as updated by “Item 1A. Risk Factors” beginning on page 64 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Summary

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference. This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to help you understand the offering of the notes. You should read this prospectus supplement and the accompanying prospectus carefully to understand fully the terms of the notes as well as the other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the information set forth under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and the other documents we incorporate by reference, before you determine whether an investment in the notes is appropriate for you.

About Comerica Incorporated

Comerica is a financial services company, incorporated under the laws of the State of Delaware in 1973, and headquartered in Dallas, Texas. Based on total assets, as of December 31, 2022, it was among the 25 largest commercial United States financial holding companies. As of December 31, 2022, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking subsidiaries (Comerica Bank, a Texas banking association, and Comerica Bank & Trust, National Association) and 28 non-banking subsidiaries. At December 31, 2022, Comerica had total assets of approximately $85.4 billion, total deposits of approximately $71.4 billion, total loans of approximately $53.4 billion and shareholders’ equity of approximately $5.2 billion.

Comerica has strategically aligned its operations into three major business segments: the Commercial Bank, the Retail Bank, and Wealth Management. In addition to the three major business segments, Finance is also reported as a segment.

•

The Commercial Bank meets the needs of small and middle market businesses, multinational corporations and governmental entities by offering various products and services including commercial loans and lines of credit, deposits, cash management, payment solutions, card services, capital market products, international trade finance, letters of credit, foreign exchange management services and loan syndication services.

•

The Retail Bank includes a full range of personal financial services, consisting of consumer lending, consumer deposit gathering and mortgage loan origination. This business segment offers a variety of consumer products, including deposit accounts, installment loans, credit cards, student loans, home equity lines of credit and residential mortgage loans. In addition, this business segment offers a subset of commercial products and services to micro-businesses whose primary contact is through the branch network.

•

Wealth Management offers products and services consisting of fiduciary services, private banking, retirement services, securities-based lending, investment management and advisory services, investment banking and brokerage services. This business segment also offers the sale of annuity products, as well as life, disability and long-term care insurance products.

•

The Finance segment includes Comerica’s securities portfolio and asset and liability management activities. This segment is responsible for managing Comerica’s Corporation’s funding, liquidity and capital needs, performing interest sensitivity analysis and executing various strategies to manage Comerica’s exposure to liquidity, interest rate risk and foreign exchange risk.

Comerica operates in three primary geographic markets—Texas, California, and Michigan, as well as in Arizona and Florida, with select businesses operating in several other states, and in Canada and Mexico.

Comerica has two active banking subsidiaries, Comerica Bank and Comerica Bank & Trust, National Association. Comerica has consolidated most of its banking business into Comerica Bank, which is chartered by the State of Texas, and at the state level is supervised and regulated by the Texas Department of Banking. Comerica Bank is a member of the Federal Reserve System and supervised and regulated by the Federal Reserve Bank of Dallas, and has branches in Texas, Michigan, California, Florida and Arizona. Comerica Bank & Trust, National Association is chartered under federal law and is subject to supervision and regulation by the Office of the Comptroller of the Currency. Comerica Bank & Trust, National Association is also a member of the Federal Reserve System. The deposits of Comerica Bank and Comerica Bank & Trust, National Association are insured by the Deposit Insurance Fund of the FDIC to the extent provided by law. Comerica is a bank holding company under the Bank Holding Company Act of 1956, as amended, and has elected to become a financial holding company under the provisions of the Gramm-Leach-Bliley Act. Accordingly, Comerica is subject to supervision and regulation at the federal level by the Board of Governors of the Federal Reserve System.

Comerica’s principal executive office is located at Comerica Bank Tower, 1717 Main Street, MC 6404 Dallas, Texas 75201, and its telephone number is (833) 571-0486.

Recent Developments

Unaudited Financial Results for the Quarter and Year Ended December 31, 2023

On January 19, 2024, Comerica announced its financial results for the quarter and full year ended December 31, 2023 that included the information set forth below. The results presented are preliminary and unaudited and may be revised as a result of management’s further review of our results. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. During the course of the preparation of our consolidated annual financial statements and related notes, we may identify items that would require Comerica to make adjustments to the financial information presented below.

Comerica reported net income for the quarter ended December 31, 2023 of $33 million compared to net income for the quarter ended December 31, 2022 of $350 million. Net income for the year ended December 31, 2023 was $881 million compared to net income for the year ended December 31, 2022 of $1,151 million.

Net interest income for the fourth quarter of 2023 was $584 million compared with net interest income of $742 million for the prior period. Net interest income for the year ended December 31, 2023 was $2,514 million compared to net interest income $2,466 million for the prior period.

Noninterest income for the fourth quarter of 2023 was $198 million compared with noninterest income of $278 million for the prior period. Noninterest income for the year ended December 31, 2023 was $1,078 million compared to $1,068 million for the prior period.

Average loans for the year ended December 31, 2023 were $53.9 billion compared with $50.5 billion for the prior year. Average deposits for the year ended December 31, 2023 were $66.0 billion compared with $75.5 billion for the prior year.

At December 31, 2023, Comerica has total loans of $52.1 billion, total deposits of $66.8 billion and total shareholders’ equity of $6.4 billion.

As of December 31, 2023, Comerica’s common equity Tier 1 capital ratio was estimated at 11.09%, Tier 1 capital ratio was estimated at 11.61% and tangible common equity ratio was estimated at 6.30%.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete description of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Comerica Incorporated, a Delaware corporation.

Securities offered	$ aggregate principal amount of % Fixed-to-Floating Rate Senior Notes due 2030 (the “notes”).

Issue date	, 2024.

Maturity	The notes will mature on , 2030.

Summary Terms of the Notes during the Fixed Rate Period

Fixed Rate Period	From, and including, January , 2024 to, but excluding, January , 2029.

Interest Rate	% annually.

Interest Payment Dates	Each January and July , commencing on July , 2024 and ending on January , 2029.

Summary Terms of the Notes during the Floating Rate Period

Floating Rate Period	From, and including, , 2029 to, but excluding, the maturity date.

Interest Rate	Compounded SOFR, determined as set forth under “Description of the Notes—Interest—Floating Rate Period,” plus %.

Interest Payment Dates	April , 2029, July , 2029, October , 2029 and at the maturity date, as further described below under “Description of the Notes—Interest.”

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank:

•	senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively subordinated to any secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	effectively subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposit liabilities and trade payables.

As of September 30, 2023, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $81.3 billion. All of such debt and other liabilities would rank structurally senior to the notes in case of liquidation or otherwise. As of September 30, 2023, Comerica Incorporated (parent company only) had an aggregate of approximately $502 million of outstanding senior debt, all of which would be equal in right of payment with the notes, approximately $235 million of outstanding subordinated debt and no secured debt.

We will issue the notes under the indenture dated as of May 23, 2014, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, the “indenture”). The indenture does not limit the amount of additional indebtedness Comerica or its subsidiaries may incur.

Optional Redemption	On or after , 2024 (180 days after the issue date of the notes) (or, if additional notes are issued thereafter, beginning 180 days after the issue date of such additional notes), and prior to January , 2029, the date that is one year prior to the maturity date (the “Par Call Date”), Comerica may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming that the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus   basis points less (b) interest accrued to but excluding the redemption date; and

(2)	100% of the principal amount of the notes to be redeemed,

plus, accrued and unpaid interest on the notes to be redeemed to but excluding the redemption date. See “Description of the Notes—Optional Redemption.”

On January , 2029, the date that is one year prior to the maturity date, Comerica may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. See “Description of the Notes—Optional Redemption.”

No Guarantees	The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries as discussed above under “Ranking.”

Further Issuances	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (other than the original issuance date and, in some cases, the public offering price, the initial interest accrual date and the initial interest payment date) as and ranking equally and ratably with the notes offered by this prospectus supplement. If issued, any additional debt securities will become part of the same series as the notes offered by this prospectus supplement.

Use of Proceeds	We intend to use the proceeds for general corporate purposes, which may include working capital, investments in or advances to our existing or future subsidiaries, and repurchases, maturities and redemptions of our other outstanding securities. See the section entitled “Use of Proceeds.”

Listing	The notes will not be listed on any securities exchange.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank SA/NV, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conflicts of Interest	Comerica Securities, Inc., one of the underwriters in this offering, is our affiliate. The distribution arrangements for this offering comply with the requirements of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer.

Governing Law	The indenture and the notes are governed by and will be construed in accordance with the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A. will act as trustee for the notes (the “trustee”).

Calculation Agent:	The Bank of New York Mellon Trust Company, N.A.

Summary Consolidated Financial Information

The following table presents summary consolidated financial and other data as of and for the periods presented. The summary financial data as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 are derived from our audited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary financial data for prior years is derived from our audited consolidated financial statements which are not incorporated by reference into this prospectus supplement and accompanying prospectus. The summary financial data as of September 30, 2023 and 2022 and for the nine-month periods ended September 30, 2023 and 2022 are derived from our unaudited consolidated financial statements and related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Such unaudited financial statements have been prepared on the same basis as our annual consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the data in all material respects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year.

	As of and for the nine months ended September 30		As of and for the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions)
Income statement data:
Net interest income	$1,930	$1,724	$2,466	$1,844	$1,911
Provision for credit losses	77	27	60	(384)	537
Noninterest income	880	790	1,068	1,123	1,001
Noninterest expenses	1,641	1,457	1,998	1,861	1,754
Income before income taxes	1,092	1,030	1,476	1,490	621
Provision for income taxes	244	229	325	322	124
Net income	848	801	1,151	1,168	497
Income allocated to participating securities	4	4	6	5	2
Preferred stock dividends	17	17	23	23	13

Net income attributable to common shares	827	780	1,122	1,140	482

Balance sheet data:
Total assets	$85,706	$84,143	$85,406	$94,616	$88,129
Total investment securities	16,323	19,452	19,012	16,986	15,028
Total loans	53,398	51,712	53,402	49,285	52,291
Total earning assets	77,008	75,558	77,095	87,911	82,227
Total deposits	67,158	73,016	71,397	82,339	72,869
Total medium- and long-term debt	6,049	3,016	3,024	2,796	5,728
Total shareholders’ equity	4,972	5,069	5,181	7,897	8,050

	As of and for the nine months ended September 30		As of and for the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions)
Average Balances:
Total assets	$88,229	$88,440	$87,272	$90,152	$81,146
Total investment securities	17,831	18,977	19,015	15,724	13,432
Total loans	54,276	49,815	50,460	49,083	51,631
Total earning assets	80,241	80,201	79,025	83,719	75,419
Total interest bearing deposits	34,093	34,158	33,463	36,240	31,985
Total medium- and long-term debt	5,772	2,750	2,818	3,035	6,549
Total shareholders’ equity	5,680	6,846	6,451	7,953	7,691
Credit Quality:
Total allowance for credit losses	$736	$624	$661	$618	$992
Total nonperforming loans	154	262	244	268	350
Foreclosed property and other repossessed assets	—	—	—	1	9
Total nonperforming assets	154	262	244	269	359
Net credit-related charge-offs (recoveries)	2	21	17	(10)	196
Nonperforming assets as a percentage of total loans and foreclosed property	0.29%	0.51%	0.46%	0.55%	0.69%
Net credit-related charge-offs as a percentage of average total loans	0.01%	0.06%	0.03%	(0.02)%	0.38%
Allowance for loan losses as a percentage of total period-end loans	1.38%	1.21%	1.24%	1.26%	1.90%
Allowance for loan losses as a multiple of total nonperforming loans	4.8x	2.4x	2.7x	2.3x	2.8x
Ratios:
Net interest margin	3.11%	2.78%	3.02%	2.21%	2.54%
Return on average assets	1.29x	1.21x	1.32x	1.30x	0.61x
Return on average shareholders’ equity	21.02%	16.26%	18.63%	15.15%	6.49%
Dividend payout ratio	33.97	34.23	31.78	32.19	78.84
Average shareholders’ equity as a percentage of average assets	6.44%	7.74%	7.39%	8.82%	9.48%
Tier 1 common capital as a percentage of risk-weighted assets	10.80%	9.93%	10.00%	10.13%	10.34%
Tier 1 capital as a percentage of risk-weighted assets	11.30%	10.45%	10.50%	10.70%	10.93%
Tangible equity as a percentage of tangible assets	4.62x	4.82x	4.89x	7.30x	8.03x

Risk Factors

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and Comerica cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents Comerica incorporates by reference in this prospectus supplement, including those set forth under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Events for which acceleration rights under the notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the notes.

We will enter into a new supplemental indenture dated as of the date of issuance (the “supplemental indenture”) to the indenture, dated as of May 23, 2014, between us and the trustee, governing our senior debt securities, including the notes, pursuant to which the terms of our senior debt securities to be issued on or after the date of the supplemental indenture, including the notes, will be modified. The modifications to the terms of our senior debt securities will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to the issue date of the notes (the “existing senior debt securities”) provide acceleration rights for nonpayment of interest on or principal of the existing senior debt securities and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or agreement in the indenture under which such existing senior debt securities were issued for 60 days after Comerica has received written notice of such failure. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, payment of the principal amount of the notes:

•

may be accelerated only for (i) our failure to pay any installment of interest on or all or any principal of the notes and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of Comerica; and

•	may not be accelerated if Comerica fails to perform any covenant or agreement (other than nonpayment of interest or principal) in the indenture, as supplemented by the supplemental indenture.

As a result of these differing provisions, if Comerica fails to perform any covenant or agreement (other than nonpayment of interest or principal) that applies both to the notes and to any existing senior debt securities, the trustee for, and the holders of, the existing senior debt securities would have acceleration rights that would not be available to the trustee for, or the holders of, the notes. In addition, if Comerica fails to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable senior indenture under which such existing senior debt securities were issued), whereas, if Comerica fails to pay the principal of the notes when due, the trustee for, and the holders of, the notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the notes could adversely affect our ability to make timely payments on the notes thereafter. These limitations on the rights and remedies of holders of the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If Comerica does not receive sufficient cash dividends and other distributions from its subsidiaries, it is unlikely that it will have sufficient funds to make payments on the notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. Regulations of both the Board of Governors of the Federal Reserve System and the Texas Department of Banking affect the ability of Comerica Bank to pay dividends and other distributions to us and to make loans to us. If Comerica Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, Comerica may not be able to make principal and interest payments on our debt, including the notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the notes to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary (including, in the case of Comerica Bank, its depositors), except to the extent that Comerica is a creditor of such subsidiary with claims that are recognized. As a result, the notes effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposit liabilities and trade payables. At September 30, 2023, the aggregate amount of all debt and other liabilities of our consolidated subsidiaries, including deposits, that would structurally rank senior to the notes was approximately $81.3 billion. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.

Holders of the notes could be at greater risk for being structurally subordinated if Comerica sells, leases or conveys all or substantially all of its assets to one or more of its directly or indirectly majority-owned subsidiaries.

If Comerica sells, leases or conveys all or substantially all of its assets to one or more of our directly or indirectly majority-owned subsidiaries, under the indenture, as supplemented by the supplemental indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and Comerica will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “—The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.” and “Description of Debt Securities—Consolidations, Mergers and Sale of Assets” in the accompanying prospectus.

The notes will be effectively subordinated to all of our secured indebtedness.

The notes will be effectively subordinated to any secured debt that Comerica may have from time to time, to the extent of the value of the assets securing such debt. In the event that Comerica is declared bankrupt, becomes insolvent or is liquidated or reorganized, any assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, Comerica may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. At September 30, 2023, Comerica Incorporated (parent company only) had no secured debt.

There are limited covenants in the indenture.

Neither Comerica we nor any of its subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. If Comerica incurs additional debt or liabilities, its ability to pay its obligations on the notes could be adversely affected. Comerica expects to incur, from time to time, additional debt and other liabilities. In addition, Comerica is not restricted under the indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing its securities.

In addition, the indenture and the notes do not contain, among other things, provisions which would afford holders of the notes protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction involving Comerica which could adversely affect the holders of the notes, except to the extent described under “Description of Debt Securities—Consolidations, Mergers and Sales of Assets” included in the accompanying prospectus.

The notes are not insured or guaranteed by the FDIC.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

A public trading market for the notes may not be available.

The notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes may not always be available or any such market may not have sufficient liquidity.

Changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the notes.

The liquidity and prices of the notes will depend on many factors, including: (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; and (iv) the overall condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the notes. In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including us. A negative change in ratings or outlook could have an adverse effect on the liquidity and price of the notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, prevailing interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what Comerica expects to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

United States interest rates. We expect that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

Our credit rating, financial condition and results. Actual or anticipated changes in our credit ratings or financial condition or results may affect the market value of the notes. In general, if our credit ratings or financial condition or results change adversely, the market value of the notes may decrease.

We want you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.

Comerica’s credit ratings are reviewed periodically and it could be subject to downgrades in the future.

Comerica’s credit ratings are an important factor in determining the cost and availability of short- and long-term funding, as well as collateral requirements for certain derivative instruments. In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings and the current legislative and regulatory environment, including implied government support, and there can be no assurance that we will maintain our current credit ratings. There can be no assurance that such changes will not affect ratings of our securities or of securities in which we have an economic interest. Any decrease, or potential decrease, in credit ratings could impact access to the capital markets and/or increase the cost of debt, and thereby adversely affect liquidity and financial condition.

Comerica’s credit ratings may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

The amount of interest payable on the notes with respect to each interest period during the floating rate period will be determined near the end of such interest period.

The interest rate on the notes with respect to any interest period during the floating rate period will only be capable of being determined near the end of such interest period. Consequently, it may be difficult for investors in the notes to estimate reliably the amount of interest that will be payable on the notes. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

The interest rate on the notes during the floating rate period will be based on Compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the floating rate period, the interest rate on the notes will be based on Compounded SOFR (as defined below) calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in Compounded SOFR used to calculate the interest rate on the notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, very limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded SOFR used in the notes may not be widely adopted by other market participants, if at all. The market value of the notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a very limited history, and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the notes and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

The SOFR Index may be modified or discontinued and the notes may bear interest during the floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the notes.

The interest rate during the floating rate period for the notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the notes, by, for example, reducing the amount of interest payable on the notes during the floating rate period and therefore the trading prices of the notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the notes, then the interest rate on the notes during the floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes—Interest—Floating Rate Period— Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc.(“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes during the floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of, the return on and the price at which you can sell the notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of, the return on and the price at which you can sell the notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our designee will make certain determinations with respect to the notes, which determinations may adversely affect the notes.

We or our designee will make certain determinations with respect to the notes as further described under “Description of the Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the notes in our or our designee’s sole discretion as further described under the caption “Description of the Notes—Interest—Compounded SOFR.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Compounded SOFR.”

Use of Proceeds

Comerica expects to receive net proceeds from this offering of approximately $    million after deducting the underwriting discounts and expenses payable by it. Comerica intends to use the net proceeds for general corporate purposes, which may include working capital, investments in or advances to its existing or future subsidiaries, and repurchases, maturities and redemptions of our other outstanding securities. Pending such use, Comerica intends to use the net proceeds to make short-term investments.

Capitalization

The following table sets forth Comerica’s consolidated capitalization as of September 30, 2023, on an actual basis and as adjusted to give effect to the issuance of the notes offered hereby. The table should be read in conjunction with the consolidated financial statements incorporated herein by reference.

	As of September 30, 2023
	Actual	As adjusted
	(dollars in millions)
Medium- and long-term debt
Notes offered hereby	$—	$

Other medium- and long-term debt	6,049

Total medium and long-term debt	6,049

Shareholders’ Equity
Fixed rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share	394
Common stock, $5 par value	1,141
Capital surplus	2,220
Accumulated other comprehensive income (loss)	(4,540)
Retained earnings	11,796

Less cost of common stock in treasury	(6,039)

Total shareholders’ equity	4,972

Total capitalization	$11,021	$

Description of the Notes

The notes will be issued under the indenture dated as of May 23, 2014, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as supplemented by the supplemental indenture (the “indenture”). The terms of the notes include those expressly set forth in the indenture and those incorporated into the indenture pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following describes the general terms and provisions of the notes. The accompanying prospectus provides a more complete description of the indenture. The notes will be senior debt securities, as such term is used in the accompanying prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities in the accompanying prospectus, to which reference is made. These descriptions are not complete, and are qualified in their entirety by reference to, all the provisions of the indenture.

References to “Comerica,” “the Company,” “we,” “us” and “our” in this section are only to Comerica Incorporated and not to its subsidiaries.

General

The notes will be issued in an initial aggregate principal amount of $    of % Fixed-to-Floating Rate Senior Notes due 2030 (the “notes”).

The notes will be unsecured obligations of Comerica and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will rank senior in right of payment to our subordinated indebtedness. The notes will not be guaranteed by any of our subsidiaries. The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency. The notes will be effectively subordinated to any secured indebtedness, to the extent of the value securing such indebtedness.

We are a holding company, and most of our revenues result from dividends from our bank subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of Comerica Bank to pay dividends or make other payments to us. See “Item 1—Supervision and Regulation—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2022.

In addition, our subsidiaries are legal entities separate and distinct from the Company. Our subsidiaries may, without notice or consent of the holders of the notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the notes to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary (including, in the case of our bank subsidiaries, their depositors), except to the extent that Comerica is a creditor of such subsidiary with claims that are recognized. As a result, the notes effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposit liabilities and trade payables. As of September 30, 2023, our consolidated subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $81.3 billion. All of such debt and other liabilities would rank structurally senior to the notes in case of liquidation or otherwise. As of September 30, 2023, Comerica Incorporated (parent company only) had an aggregate of approximately $502 million of outstanding senior debt, all of which would be equal in right of payment with the notes, and approximately $235 million of outstanding subordinated debt and no secured debt.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that Comerica may issue under the indenture or otherwise and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. Comerica may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (other than the original issuance date and, in some cases, the public offering price, the initial interest accrual date and the initial interest payment date) as and ranking equally and ratably with the notes offered by this prospectus supplement. If issued, any additional debt securities will become part of the same series as the notes offered by this prospectus supplement.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the notes may be made at our option by check mailed to the registered holders, provided, that with respect to notes represented by one or more global securities, payment of interest will be made in accordance with the procedures of DTC.

The notes will be issued only in fully registered form without coupons and in denominations of $2,000 or any whole multiple of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the notes, but Comerica may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The notes will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described below under “Description of the Notes—Book-Entry; Delivery and Form,” the notes will not be issuable in certificated form.

The notes are subject to the defeasance provisions explained in the accompanying prospectus under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.”

The notes will not be convertible into Comerica common or preferred stock or exchangeable for any other securities, whether or not issued by Comerica.

Maturity

Unless earlier redeemed or repurchased, the notes will mature and be payable at 100% of their principal amount on      , 2030.

Interest

Interest on the notes will accrue from, and including      , 2024 to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date, redemption date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period” for the notes. If an interest payment date with respect to the fixed rate period, the maturity date or a redemption date for the notes falls on a day that is not a business day, Comerica will postpone the payment of interest, or principal and interest at the maturity date or redemption date, as applicable, to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponements. If an interest payment date with respect to the floating rate period falls on a day that is not a business day, Comerica will postpone the interest payment date to the next succeeding business day, except that, if the next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding day that is a business day and, in each case, the related interest periods also will be adjusted for such non-business days.

When we use the term “business day,” we mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or obligated by law, regulation or executive order to close. The interest payable on the notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on the 15th calendar day, whether or not a business day, immediately preceding the interest payment date. However, interest that Comerica pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at Comerica’s option in the event the notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

Fixed Rate Period. During the period from, and including January   , 2024 to, but excluding   , 2029, the notes will accrue interest at the rate of   % per annum. Such interest will be payable semi-annually in arrears on January      and July     of each year, commencing on July  , 2024 and ending on January   , 2029. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Period. During the period from, and including    , 2029 to, but excluding, the redemption date or maturity date, the notes will bear interest at a floating rate per annum equal to Compounded SOFR plus   %, as determined by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on April   , 2029, July  , 2029, October  , 2029 and at the maturity date.

Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period.

The amount of accrued interest payable on the notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable interest period divided by 360. The interest rate on the notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us and the trustee of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the relevant interest payment date. At the request of a holder of the notes, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after Compounded SOFR, such interest rate and accrued interest have been determined. Any calculation or determination by the Calculation Agent with respect to the floating interest rate will be conclusive and binding absent manifest error.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period;

“SOFR IndexEnd” = The SOFR Index value on the Interest Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date, or, in the case of the redemption of the notes, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or, in the case of the redemption of the notes, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or, in the case of the redemption of the notes, preceding the applicable redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus  %.

SOFR Index Unavailable Provisions

If a SOFR Index Start or SOFR Index End is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If Comerica or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by Comerica or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by Comerica, will be made in its sole discretion;

•	if made by our designee, will be made after consultation with Comerica, and such designee will not make any such determination, decision or election to which Comerica objects; and

•	notwithstanding anything to the contrary in the indenture or the notes, shall become effective without consent from the holders of the notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by Comerica or its designee (which may be its affiliate) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.

None of the trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, paying agent, registrar and Calculation Agent shall be entitled to conclusively rely on any determinations made by Comerica or its designee without independent investigation, and none will have any liability for actions taken at the direction of Comerica in connection therewith.

None of the trustee, paying agent, registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in this prospectus supplement and the accompanying prospectus as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in the accompanying prospectus and reasonably required for the performance of such duties. In connection with any determinations made under this subsection “Effect of Benchmark Transition Event”, none of the trustee, paying agent, registrar or Calculation Agent shall be responsible or liable for the actions or omissions of Comerica or its designee, or for any failure or delay in the performance by Comerica or its designee, nor shall any of the trustee, paying agent, registrar or Calculation Agent be under any obligation to oversee or monitor the performance of

Comerica or its designee.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Comerica or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and Comerica or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Comerica or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Comerica or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Comerica or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that Comerica or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Comerica or its designee decides that adoption of any portion of such market practice is not administratively feasible or if Comerica or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Comerica or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by Comerica, acting as calculation agent.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional Redemption

On or after     , 2024 (180 days after the issue date of the notes) (or, if additional notes are issued thereafter, beginning 180 days after the issue date of such additional notes), and prior to January , 2029, the date that is one year prior to the maturity date (the “Par Call Date”), Comerica may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to but excluding the redemption date; and

(2)	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest on the notes to be redeemed to but excluding the redemption date.

On January     , 2029, the date that is one year prior to the maturity date, Comerica may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

For purposes of the foregoing discussion of the applicable optional redemption provisions, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Comerica shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Comerica shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Comerica shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Comerica shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Comerica will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. The notice of redemption for the notes will state, among other things, the principal amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made, in the case of certificated notes, by lot and, in the case of global notes, in accordance with the applicable procedures of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. In the case of certificated notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender of the original note. In the case of global notes, the applicable global note shall be reduced by the trustee in an amount equal to the principal amount of the note being redeemed in accordance with the applicable policies of DTC. In the case of global notes, DTC will determine the allocation of the redemption price in accordance with DTC’s applicable procedures.

Unless Comerica defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Sinking Fund

The notes will not be entitled to any sinking fund.

Events of Default, Covenant Breaches and Waivers

The following supersedes the information in the accompanying base prospectus under the section entitled “Description of Debt Securities—Events of Default,” with respect to the notes and all other series of senior debt securities issued under the indenture on or after the date of the supplemental indenture.

An “Event of Default” with respect to a series of debt securities is defined in the indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default for 30 days in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.

A “covenant breach” with respect to a series of debt securities is defined in the indenture to mean a default in the payment of any sinking fund installment or analogous obligation with respect to any of series of debt securities or the failure to perform any other covenant or agreement with respect to such series as set forth in the indenture for 60 days after the date on which written notice specifying such failure, stating that such notice is a “notice of covenant breach” and demanding that Comerica remedy the same, shall have been given by registered or certified mail, return receipt requested, to Comerica by the trustee, or to Comerica and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected thereby. For the avoidance of doubt, a covenant breach will not be an Event of Default with respect to any debt security.

The trustee will not be deemed to have notice of any default, Event of Default or covenant breach with respect to a series of debt securities unless written notice of any event which is in fact such a default is received by a responsible officer of the trustee at the corporate trust office of the trustee, and such notice references such series of debt securities and the indenture.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default or covenant breach with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default or covenant breach if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the indenture. The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities unless the holders offer the trustee indemnity satisfactory to it against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default or covenant breach, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee indemnity reasonably satisfactory to it against expenses and liabilities.

The indenture requires Comerica to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that Comerica specifies to the trustee. In no event will the trustee have any obligation to calculate such amount.

Consolidation, Merger, Sale or Conveyance

The following supersedes the information in the accompanying base prospectus under the section entitled “Description of Debt Securities—Consolidations, Mergers and Sales of Assets” with respect to the notes and all other series of senior debt securities issued under the indenture on or after the date of the supplemental indenture.

Comerica may not merge or consolidate with any other corporation or convey, transfer or lease its property and assets substantially as an entirety to any other person (other than the conveyance, transfer or lease of Comerica’s property and assets substantially as an entirety to one or more of Comerica’s subsidiaries), unless either:

•

Comerica is the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indentures binding upon us, and

•	Comerica or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica, or a sale or conveyance or lease of all or substantially all of its assets.

With respect to senior debt securities issued on or after the date of the supplemental indenture, including the notes, the foregoing requirements do not apply in the case of a sale, lease or conveyance by Comerica of all or substantially all of its assets to one or more entities that are direct or indirect subsidiaries in which Comerica owns or controls more than 50% of the shares of the voting stock or equivalent interest. As a result, if Comerica were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume Comerica’s obligations under the notes and Comerica would remain the sole obligor on the notes.

Book-Entry; Delivery and Form

Comerica has obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that it believes to be reliable. Comerica takes no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects Comerica’s understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Depository Trust Company

DTC has advised Comerica that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC also has advised Comerica that pursuant to procedures established by it:

•	upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes; and

•

ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC with respect to participants or by participants and the indirect participants with respect to other owners of beneficial interest in the global notes.

Investors in the global notes who are participants may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and make-whole amount, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the paying agent to DTC or its nominee in its capacity as the registered holder of a global note under the indenture. Under the terms of the indenture, Comerica and the trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

Consequently, neither we, the trustee, nor any of our respective agents have or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised Comerica that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, unless DTC has reason to believe that it will not receive payment on such payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security, such as the global notes, as shown on the records of DTC. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants, and will not be the responsibility of DTC, the trustee or us. Neither Comerica nor the trustee will be liable for any delay by DTC or its participants in identifying the beneficial owners of the notes, and Comerica and the trustee may rely conclusively on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

Interests in the global notes will trade in DTC’s same-day funds settlement system, and secondary market trading activity in such interest will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effective in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised Comerica that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given direction. However, if there is an event of default under the notes, DTC reserves the right to exchange such notes for legended notes in certificated form, and to distribute such notes to its participants.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream

Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the National Bank of Belgium and the Financial Services and Markets Authority.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its Participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Participant or Euroclear Participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant’s or Euroclear Participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Notes

If (1) DTC notifies Comerica that it is no longer willing or able to act as a depository or clearing system for the notes or DTC ceases to be registered or in good standing under the Exchange Act, and a successor depository or clearing system is not appointed within 90 days after Comerica has received notice or become aware of this condition, (2) Comerica, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in certificated form under the indenture or (3) upon the occurrence and continuation of an event of default under the indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

Neither Comerica nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Notices

Any notices required to be given to the holders of the notes will be given to DTC.

Trustee

The Bank of New York Mellon Trust Company, N.A. will act as trustee for the notes. From time to time, Comerica and some of its subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, Comerica maintains banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. These banking relationships include The Bank of New York Mellon Trust Company, N.A. and its affiliates serving as trustee under indentures involving Comerica’s existing debt securities and general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which The Bank of New York Mellon Trust Company, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which Comerica is not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, Comerica would be required to appoint a successor trustee. The trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The indenture and the notes are governed by and will be construed in accordance with the laws of the State of New York.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), in each case, who acquire the notes pursuant to the offering. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements in this summary. This summary is limited to the tax consequences with respect to notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the notes. This summary assumes that the notes will be treated as debt instruments for United States federal income tax purposes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities and investors therein, United States expatriates, tax-exempt persons, controlled foreign corporations or passive foreign investment companies, U.S. Holders that have a functional currency other than the United States dollar, persons who hold notes as part of a straddle, hedge, conversion or other integrated or risk-reduction transaction, retirement plans, regulated investment companies or holders required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). In addition, this summary does not address tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), nor does it address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes.

In certain circumstances (see “Description of the Notes—Optional Redemption”), we may be obligated to pay additional amounts to optionally redeem the notes. These potential payments may implicate the provisions of the Regulations relating to “contingent payment debt instruments” (“CPDIs”). Under these Regulations, however, a contingency should not cause a debt instrument to be treated as a CPDI if, as of the issue date, such contingency is considered “remote” or “incidental” or, in certain circumstances, it is significantly more likely than not that the contingency will not occur. We intend to take the position that the foregoing potential obligation to pay certain additional amounts should not cause the notes to be treated as CPDIs for United States federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially and adversely different from the consequences discussed herein. The remainder of this summary assumes that the notes will not be treated as CPDIs. You should consult your own tax advisors regarding the possible application of the CPDI rules to the notes.

THIS SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of the notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity or arrangement taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of the notes that is neither a U.S. Holder nor a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

Variable Rate Debt Instruments

The notes will initially bear interest at a fixed annual rate. During the floating rate period, starting from and including the interest reset date to but excluding the redemption date or the maturity date, the notes will bear interest at a rate equal to Compounded SOFR applicable to the relevant interest period plus  %.

Under applicable Regulations, a note will generally qualify as a “variable rate debt instrument” (“VRDI”) if all four of the following conditions are met:

•

its “issue price” (for this purpose, the first price at which a substantial amount of the notes is sold for cash to the public) does not exceed the total noncontingent principal payments due under the note by more than a specified de minimis amount;

•	except as provided in the preceding condition, the note must not provide for any principal payments that are contingent;

•

it provides for stated interest compounded or paid at least annually at a specified type of rate or combination of rates, such as one or more “qualified floating rates” or a single fixed rate and one or more “qualified floating rates”; and

•	it provides for any qualified floating rate (or other permissible rate) to be set at the “current value” of such rate.

A variable rate of interest generally is a “qualified floating rate” if variations in the rate’s value can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. We believe, and this summary assumes, that compounded SOFR (or the applicable benchmark replacement rate) plus a fixed spread meets (or will meet) the qualifications for being a qualified floating rate.

The “current value” of a qualified floating rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

The notes provide for stated interest that is unconditionally payable in cash at least annually at a single fixed rate and a rate that qualifies as a qualified floating rate. In addition, the notes are each expected to satisfy the other conditions described above to qualify as VRDIs. Therefore, each note is expected to constitute a VRDI, and this summary assumes that each such note will be so treated.

Qualified Stated Interest

The tax treatment of interest paid on the notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable in cash or property, or will be constructively received, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Regulations) that qualifies under the VRDI rules. The amount of QSI on VRDIs providing for interest other than at a single qualified floating rate or single objective rate, such as the notes, is determined pursuant to special rules discussed further under “—Determination of Interest Accruals on the Notes” below.

Interest that is QSI will generally be taxable to a U.S. Holder as described under “—Interest on the Notes” below. Interest that is not QSI is generally includible in a U.S. Holder’s income on a constant yield to maturity basis under the rules governing original issue discount (“OID”), regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Determination of Interest Accruals on the Notes

Under the U.S. federal income tax rules applicable to VRDIs, in order to determine the amount of QSI in respect of the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the notes as of the notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each qualified floating rate (including the qualified floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each qualified floating rate as of the issue date of the notes).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. Holder of the notes will account for such QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. QSI allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI and the OID rules, as of the issue date of the notes, all interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any OID. This summary assumes such treatment is correct.

Pursuant to the foregoing rules, a U.S. Holder generally will be taxed on the amount of interest actually paid or accrued on the notes, as further described below under “—Interest on the Notes.”

U.S. Holders should consult their own tax advisors with respect to the specific U.S. federal income tax considerations regarding any investment in the notes.

Interest on the Notes

Payments or accruals of stated interest on a note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on such U.S. Holder’s regular method of accounting for United States federal income tax purposes.

Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. Any gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

We generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any, unless the U.S. Holder is an exempt recipient.

We, our agent or paying agents, or a broker will be required to “backup” withhold at the applicable rate (currently, at a rate of 24% for payments made before January 1, 2026) on each payment on the notes and on the proceeds from a sale of the notes unless a U.S. Holder subject to the reporting requirements described above provides to us its correct taxpayer identification number in the manner required by applicable law or otherwise establishes an exemption.

Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding below, payments of interest on the notes to a Non-U.S. Holder will generally not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

1.

such payments are not “effectively connected” with the conduct of a United States trade or business, or in the case of an income tax treaty resident, a United States permanent establishment maintained by the Non-U.S. Holder, in the United States;

2.

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Regulations;

3.	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us; and

4.

either (a) the beneficial owner of the notes certifies on a properly completed and executed IRS Form W-8BEN or IRS Form W8-BEN-E (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a suitable substitute or successor form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a United States federal withholding tax (currently imposed at a 30% rate, or a lower rate if an applicable income tax treaty so provides and such Non-U.S. Holder satisfies the relevant certification requirements) unless the beneficial owner of the note provides a properly completed and executed:

1.

IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a suitable substitute or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

2.

IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a United States trade or business or, if certain treaties apply, it is attributable to a permanent establishment maintained in the United States of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax (currently imposed at a rate of 30% or a lower rate if an applicable income tax treaty so provides) in respect of such interest. Any such interest will not also be subject to United States federal withholding tax, however, if such Non-U.S. Holder delivers a properly completed and executed IRS Form W-8ECI (or successor form) claiming an exemption from United States federal withholding tax.

Disposition of the Notes

Subject to the discussion of backup withholding below, no withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption, retirement or other taxable disposition of a note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under “—United States Federal Income Taxation of Non-U.S. Holders—Payments of Interest”).

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or

•

such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base).

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the Non-U.S. Holder.

Backup Withholding and Information Reporting

United States backup withholding will not apply to payments of interest on a note or proceeds from the sale or other disposition of a note payable to a Non-U.S. Holder if the certification described in “—United States federal income taxation of Non-U.S. Holders—Payments of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, if any, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the notes, holding and, to the extent relevant, disposition of notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in such entity (each of which we refer to as a “Plan”).

General fiduciary matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and prohibit certain transactions involving the assets of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the acquisition, holding and, to the extent relevant, disposition of notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

The underwriters, the Company or their respective affiliates may be parties in interest or disqualified persons with respect to ERISA Plans and the acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer, the underwriters or certain of our or their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provide a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more (nor receives no less) than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the notes are acquired by a purchaser or transferee, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation. Each purchaser, transferee and holder of notes will be deemed to have represented and warranted that either (i) it is not a Plan and no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) (A) the purchase and holding of a note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws and (B) neither the Company nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the notes and has not provided any advice concerning the purchase or holding of the notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. This summary is based upon the Code, ERISA and the regulations, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements in this summary. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes. The acquisition and holding of notes by any Plan is in no respect a representation by us, the underwriters or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Underwriting (Conflicts of Interest)

Under the terms and subject to the conditions contained in an underwriting agreement, dated     , 2024 (the “underwriting agreement”), the underwriters named below (the “underwriters”), for whom J.P. Morgan Securities, LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives (the “representatives”), have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of notes set forth opposite their names below:

Underwriter	Principal amount of notes
J.P. Morgan Securities, LLC	$
Morgan Stanley & Co., LLC
RBC Capital Markets, LLC
Comerica Securities, Inc.

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.

The underwriters propose to offer the notes directly to the public at the public offering price on the cover page of this prospectus supplement and may offer the notes to certain dealers at the public offering price less concessions not to exceed % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes, the price to public and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount per note that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the note).

Paid by Comerica
Per note		%
Total	$

We estimate that we will pay approximately $   million for expenses, excluding underwriting discounts, allocable to the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

The notes are new issues of securities with no established trading markets. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the notes to be higher than they might be in the absence of these purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financing and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Our affiliate and one of the underwriters in this offering, Comerica Securities, Inc., is a member of FINRA and is participating in the distribution of the offered securities. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Comerica Securities, Inc., may use this prospectus supplement and the attached prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions, but are not primarily responsible for managing this offering. Secondary market sales will be made at prices related to market prices at the time of sale.

Alternative Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about                     , 2024, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes prior to the second business day prior to the settlement date should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State, no offer of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in that Member State other than:

A	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

B

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require Comerica or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no offer of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in the United Kingdom other than:

A	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

B

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C	in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of notes shall require Comerica or any underwriter to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Comerica.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed for or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products)).

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to us, this offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Notice to Prospective Investors in United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities.

Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Legal Matters

The validity of the notes offered hereby and certain other legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, special counsel to Comerica, and by Gregory Santos, Senior Vice President, Divisional General Counsel - Mergers & Acquisitions, Corporate Transactions & Wealth Management. Gregory Santos beneficially owns or has rights to acquire an aggregate of less than 1% of Comerica’s common stock. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP. From time to time, Mayer Brown LLP has represented Comerica and its subsidiaries on various matters and may do so in the future.

Experts

The consolidated financial statements of Comerica appearing in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Comerica’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Comerica Incorporated

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock and Debt Securities

Stock Purchase Contracts

Stock Purchase Units

The securities listed above may be offered and sold from time to time by Comerica, and also may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. Comerica will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in these securities involves risks. See “Risk Factors” on page 4 of this prospectus and on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that Comerica subsequently files with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.

These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

February 12, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Comerica has not authorized anyone else to provide you with different information. Comerica is offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Comerica’s business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless the context requires otherwise, references to “Comerica,”, “we,” “us” or “our” are to Comerica Incorporated and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that Comerica filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings. This prospectus provides you with a general description of the securities Comerica may offer. Each time Comerica sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the Registration Statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that such agreement or document be filed as an exhibit to the Registration Statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.

Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica’s customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica’s ability to maintain adequate sources of funding and liquidity; reductions in Comerica’s credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica’s reputation; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica’s markets; the implementation of Comerica’s strategies and business initiatives; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica’s accounting policies; and the volatility of Comerica’s stock price).

Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s filings with the SEC. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, except as required by law. For any forward-looking statements made in this prospectus or the documents incorporated by reference, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

COMERICA INCORPORATED

Comerica Incorporated is a financial services company, incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas. Based on total assets as reported in the most recently filed Consolidated Financial Statements for Bank Holding Companies (FR Y-9C), it was among the 25 largest commercial United States (“U.S.”) financial holding companies. As of December 31, 2020, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking subsidiaries (Comerica Bank, a Texas banking association, and Comerica Bank & Trust, National Association) and 31 non-banking subsidiaries. At December 31, 2020, Comerica had total assets of approximately $88.1 billion, total deposits of approximately $72.9 billion, total loans of approximately $52.3 billion and shareholders’ equity of approximately $8.1 billion.

Comerica’s principal executive office is at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

Comerica intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of Comerica Incorporated’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Comerica’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as exhibits to the Registration Statement. We encourage you to read the Articles of Incorporation, the Bylaws and the applicable provisions of Delaware General Corporation Law for additional information.

Authorized Capital Stock

Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share (“Common Stock”), and 10,000,000 shares of preferred stock, without par value. As of February 9, 2021, Comerica has issued 4,000 shares of preferred stock as 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A preferred stock”).

Common Stock

As of February 5, 2021, Comerica had outstanding 139,286,040 shares of its Common Stock. In addition, as of February 5, 2021, approximately 5,497,222 shares of Common Stock were reserved for issuance upon conversion or exercise of outstanding stock options, performance restricted stock unit awards and restricted stock unit awards, and payment of deferred compensation benefits.

Dividend Rights

Subject to applicable regulatory requirements, holders of Common Stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Comerica pays dividends on Common Stock only if it has paid or provided for all dividends on any outstanding class or series of Comerica preferred stock (including the Series A preferred stock and any other class or series of Comerica preferred stock that it may authorize in the future), and, in the case of any cumulative Comerica preferred stock, all prior periods.

Liquidation Rights

Holders of Common Stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica.

Voting Rights

Holders of Common Stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Series A preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “-Preferred Stock.” Common Stock does not have cumulative voting rights. In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board.

Listing

Common Stock is listed on the New York Stock Exchange under the symbol “CMA.”

Other Rights and Preferences

Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights. The outstanding shares of Common Stock are fully paid and non-assessable.

The Transfer Agent and Registrar for Common Stock is Computershare, P.O. Box 505000, Louisville, KY 40233-5000.

Preferred Stock

The following briefly summarizes the material terms of Comerica’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of the Certificate of Incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Certificate of Incorporation, as amended and restated, is incorporated by reference as an exhibit to the Registration Statement. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the Registration Statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Comerica’s Board of Directors is expressly authorized to provide for the issuance of additional shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the Certificate of Incorporation. The term “board of directors of Comerica” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 5% or more if it otherwise has the ability to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities,

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any other bank holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

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any other persons other than a bank holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the Common Stock as to dividends and distributions of assets.

Dividends

Subject to applicable regulatory requirements, holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the Common Stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica’s Common Stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including Common Stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

Dividends on the Series A preferred stock will accrue on a non-cumulative basis and will be payable in arrears when, as and if authorized by Comerica’s board of directors or a duly authorized committee of the board and declared by Comerica, on the first day of January, April, July, and October of each year. Under the terms of the Series A preferred stock, the ability of Comerica to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its Common Stock or any other stock ranking on parity with or junior to the Series A preferred stock, is subject to restrictions in the event that Comerica does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A preferred stock for the immediately preceding dividend period. The Series A preferred stock is perpetual and has no maturity date, but is redeemable at specified times subject to regulatory considerations.

Applicable Anti-Takeover Law

Delaware General Corporation Law section 203 prohibits a Delaware corporation from engaging in a “business combination” (as defined in the Delaware General Corporation Law) with a person owning 15% or more of a corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions. Comerica has not opted out of § 203 and is therefore governed by the default terms of this provision of the Delaware General Corporation Law.

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit to the Registration Statement. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.

The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 30 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture (the “senior indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., dated as of May 23, 2014, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The subordinated debt securities will be issued under an indenture (the “subordinated indenture”), between Comerica and The Bank of New York Mellon Trust Company, N.A., as successor trustee, dated as of May 1, 2003, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the indentures and the debt securities. You should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures and the debt securities. The indentures are substantially identical, except for the covenants of and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of debt securities which Comerica may issue and provide that Comerica may issue debt securities under the indentures from time to time in one or more series. Comerica may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture. The indentures do not limit the amount of other indebtedness, or debt securities other than secured indebtedness, which Comerica or its subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be Comerica’s unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be Comerica’s unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of Comerica’s senior indebtedness, which term includes senior debt securities, as described below under ‘‘-Subordination.’’ In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under ‘‘-Subordination.’’

Because Comerica is a holding company, its rights and the rights of its creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that Comerica is a creditor of the subsidiary. The right of Comerica’s creditors, including holders of debt securities, to participate in the distribution of stock owned by Comerica in some of its subsidiaries, including its banking subsidiaries, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

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the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

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the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

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whether any of the debt securities are to be redeemable at Comerica’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

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whether Comerica will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which any debt securities will be issuable;

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whether the debt securities will be convertible into Comerica common or preferred stock and/or exchangeable for other securities, whether or not issued by Comerica and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;

•

whether the principal of, any premium or interest on the debt securities will be payable, at Comerica’s or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Comerica in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•

any deletions from, modifications of or additions to the events of default or covenants of Comerica, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under ‘‘-Discharge, Defeasance and Covenant Defeasance’’ will be applicable to the debt securities;

•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, Comerica will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. Comerica may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by Comerica or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by Comerica for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although Comerica may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Comerica is not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at Comerica’s or the holder’s option, property or cash, Common Stock, preferred stock or other securities, whether or not issued by Comerica, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Comerica for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.

The subordinated debt indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that Comerica may incur. “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1) all obligations of ours for the repayment of borrowed or purchased money,

(2) all obligations of ours for the deferred purchase price of property,

(3) all of our capital lease obligations, and

(4) all obligations of the type referred to in clauses (1) through (3) of other persons that Comerica has guaranteed or that is otherwise Comerica’s legal liability;

but Senior Indebtedness does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

“Other Financial Obligations” means all obligations of Comerica to make payment pursuant to the terms of financial instruments, such as:

(1) securities contracts and foreign currency exchange contracts,

(2) derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3) similar financial instruments;

but Other Financial Obligations does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver

An “Event of Default” with respect to a series of debt securities is defined in the indentures as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;

•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;

•	failure by Comerica for 60 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.

With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the subordinated indenture. Accordingly, the trustee under the subordinated indenture and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Comerica. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture occurs, the trustee under the subordinated indenture may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indentures provide that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the applicable indenture. The trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities unless the holders offer the trustee indemnity satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee indemnity reasonably satisfactory to it (in the case of the senior indenture) or reasonable indemnity (in the case of the subordinated indenture) against expenses and liabilities.

The indentures require Comerica to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that Comerica specifies to the trustee or, if Comerica fails to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. An indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•

the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time. Comerica may also discharge all of its obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as “defeasance”.

Comerica may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•

Comerica irrevocably deposits with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•

No event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	Comerica delivers to the trustee an opinion of counsel to the effect that:

•

the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance

Each indenture contain provisions permitting Comerica and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;

•	change the currency or currency unit of payment of any debt security;

•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or

•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

Each indenture also permits Comerica and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence Comerica’s merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

Comerica may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any other corporation, unless either:

•

Comerica is the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the indentures binding upon us, and

•	Comerica or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica, or a sale or conveyance or lease of all or substantially all of its assets. However, Comerica may provide specific protections, such as a put right or increased interest, for particular debt securities, that Comerica would describe in the applicable prospectus supplement.

Governing Law

The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE

COMMON STOCK OR PREFERRED STOCK

The following summary sets forth the material terms and provisions of the Common Stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the Common Stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of Common Stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of Common Stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Stock Warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the Common Stock or the preferred stocks, as the case may be, a certificate representing the number of shares of Common Stock or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-Dilution and Other Provisions

The exercise price payable, the number of shares of Common Stock or preferred stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of Common Stock or preferred stock; and

•	a combination, subdivision or reclassification of Common Stock or preferred stock.

In lieu of adjusting the number of shares of Common Stock or preferred stock purchasable upon exercise of each stock warrant, Comerica may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. Comerica may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Comerica will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of Comerica’s property, Comerica in its entirety or substantially in its entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock or preferred stocks into which your stock warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Comerica’s directors or any other matter, or to exercise any rights whatsoever as shareholders of Comerica.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of provisions contained in the form of warrant agreement, which is filed as an exhibit to the Registration Statement.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of Common Stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of Common Stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement,

which may secure the holders’ obligations to purchase the Common Stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Comerica Securities, Inc., Comerica’s broker-dealer subsidiary, is a member of FINRA, and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica Securities, Inc. participates will conform with the requirements of FINRA’s conflict of interest rules.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans) that are subject to Section 4975 of the Code, and entities whose assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S., state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. The acquisition of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be acquired, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) or a similar exemption or exception applies to such acquisition, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts,

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers, or

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”).

Unless otherwise provided in connection with a particular offering of securities, any purchaser or transferee of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its acquisition of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not acquiring such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its acquisition, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the Service Provider Exemption; or

(c) it is a governmental plan (as defined in section 3(32) of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its acquisition, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the acquisition of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

The sale of any securities to any plan is in no respect a representation by Comerica or any of its affiliates or representatives that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by plans generally or any particular plan. Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.

LEGAL MATTERS

The validity of these securities has been passed upon for Comerica by Mayer Brown LLP, Chicago, Illinois. In connection with particular offerings of the securities in the future, the validity of the securities may be passed upon for Comerica by one of Comerica’s lawyers or other counsel to Comerica named in the applicable prospectus supplement and for underwriters, agents or dealers by Mayer Brown LLP, Chicago, Illinois. From time to time, Mayer Brown LLP has represented Comerica on various matters and may do so in the future.

EXPERTS

The consolidated financial statements of Comerica Incorporated incorporated by reference in Comerica Incorporated’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Comerica Incorporated’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Comerica files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents Comerica files under the Exchange Act is 001-10706. The reports and other information Comerica files with the SEC also are available at Comerica’s website, www.comerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

Comerica is allowed to “incorporate by reference” the information Comerica files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Comerica files subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. Comerica incorporates by reference the documents listed below and any future filings made with the SEC (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that Comerica sells all of the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2020; and

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The description of Comerica’s Common Stock contained in the Registration Statement on Form S-4/A filed on April  5, 2011 (Commission File Number 333-172211), as amended by Exhibit 4.2 to Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequently filed amendments and reports updating such description.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing). You may make a request by writing to the following address or calling the following telephone number:

Investor Relations

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

Telephone number: (214) 462-6831

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Comerica Incorporated

% Fixed-to-Floating Rate Senior Notes due 2030

Joint Book-Running Managers

J.P. Morgan

Morgan Stanley

RBC Capital Markets

Co-Managers

Comerica Securities